EXHIBIT 99.1

Vitran Corporation Inc. Obtains Interim Order for Plan of Arrangement

TORONTO, Feb. 5, 2014 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. ("Vitran" or the "Company") (Nasdaq:VTNC) (TSX:VTN), a premier Canadian less-than-truckload transportation firm, announced today that it has obtained an interim order of the Ontario Superior Court of Justice providing for, among other things, the holding of a special meeting of shareholders of Vitran ("Shareholders") to approve the previously announced plan of arrangement under the Business Corporations Act (Ontario) (the "Arrangement") involving TransForce Inc. ("TransForce").

The special meeting of Shareholders (the "Special Meeting") is scheduled to be held at the offices of McMillan LLP located at 181 Bay Street, Suite 4400, Toronto, Ontario, on March 5, 2014 at 10:00 a.m. (Eastern Time). Vitran will mail the meeting materials, including the notice of meeting, form of proxy and the management information circular (the "Information Circular") outlining details of the Arrangement and the Special Meeting, to Shareholders of record as of January 29, 2014. Copies of the Information Circular will be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Pursuant to the Arrangement, 2400520 Ontario Inc. (the "Purchaser"), an indirect wholly-owned subsidiary of TransForce, will acquire all of the issued and outstanding common shares of the Company, other than common shares of the Company held by the Purchaser and any affiliate of the Purchaser, for consideration of USD$6.50 in cash for each common share of the Company.

Completion of the Arrangement is subject to certain conditions, including receipt of the requisite approval by Shareholders at the Special Meeting, the final approval of the Ontario Superior Court of Justice and approval under the Competition Act. If all necessary approvals are obtained and the conditions to the completion of the Arrangement are satisfied or waived, it is currently anticipated that the Arrangement will be completed on or about March 7, 2014.

About Vitran Corporation Inc.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward‐looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward‐looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavour" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements, which include statements regarding the completion of the Arrangement, are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward‐looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward‐looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in Vitran's annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward‐looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664